                                                                    EXHIBIT 10.2

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS FILING AND MARKED WITH AN ASTERISK [*]. A COMPLETE COPY OF THE DOCUMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              U.S. $500,000,000.00

                                CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 20, 1999

                                     BETWEEN

                                  PAUL G. ALLEN

                                 AS THE BORROWER

                                       AND

                                 CITIBANK, N.A.

                                   AS THE BANK

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
PRELIMINARY STATEMENTS......................................................................1

ARTICLE I DEFINITIONS.......................................................................1

        SECTION 1.1  Certain Defined Terms..................................................1

               "1997 Loan Documents"........................................................1

               "Advance"....................................................................1

               "Aggregate Basic Collateral Amount"..........................................1

               "Aggregate Loanable Value"...................................................1

               "Aggregate Transaction Market Value".........................................2

               "Approved Holder"............................................................2

               "Base Rate"..................................................................2

               "Base Rate Advance"..........................................................2

               "Basic Collateral Amount"....................................................2

               "Borrower Guaranty"..........................................................3

               "Business Day"...............................................................3

               "Cash and Cash Equivalents"..................................................3

               "Collateral".................................................................3

               "Collateral Account".........................................................4

               "Collateral Coverage Amount".................................................4

               "Collateral Coverage Ratio"..................................................4

               "Collateral Market Value"....................................................4

               "Commitment".................................................................5

               "Confidential Information"...................................................5

               "Control Person Statement"...................................................5

               "Convert", "Conversion" and "Converted"......................................5

               "Credit Document"............................................................5

               "Credit Document Obligations"................................................5

               "Cross-Collateralization Agreement"..........................................5

               "Debt" ......................................................................5

               "Direct Exposure"............................................................6

               "Equity Hedge Agreement".....................................................6

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----
               "Eurodollar Rate"............................................................6

               "Eurodollar Rate Advance"....................................................6

               "Event of Default"...........................................................7

               "Exchange Investment"........................................................7

               "Guaranty"...................................................................7

               "Guaranty Obligations".......................................................7

               "Hedge Agreement"............................................................7

               "Hedged Shares"..............................................................7

               "Interest Period"............................................................8

               "Investment".................................................................8

               "LIBO Rate"..................................................................8

               "Liquid Assets"..............................................................8

               "Loan Document"..............................................................8

               "Loanable Value".............................................................8

               "Market Rate"................................................................9

               "Master Agreement"...........................................................9

               "Microsoft Corporation"......................................................9

               "Net Worth"..................................................................9

               "Note" ......................................................................9

               "Obligations"................................................................9

               "Other Taxes"................................................................9

               "Person".....................................................................9

               "Pledge Agreement"...........................................................9

               "Pledged Collateral"........................................................10

               "Pledged Shares"............................................................10

               "Readily Marketable Securities".............................................10

               "Reference Rate"............................................................10

               "Reference Rate Advance"....................................................10

               "Rule 144"..................................................................10

               "Strike Price"..............................................................10

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----
               "Subsidiary"................................................................11

               "Taxes".....................................................................11

               "Termination Date"..........................................................11

               "Transaction"...............................................................11

               "Transaction Collateral"....................................................11

               "Transaction Market Value"..................................................12

               "Type" .....................................................................12

               "Unencumbered Liquid Assets"................................................12

               "United States".............................................................12

        SECTION 1.2  Accounting Terms......................................................12

        SECTION 1.3  Articles, Sections, Etc...............................................12

        SECTION 1.4  Computation of Time Periods...........................................13

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES...............................................13

        SECTION 2.1  The Advances..........................................................13

        SECTION 2.2  Making the Advances...................................................13

        SECTION 2.3  Responsibility for Requests for Advances..............................14

        SECTION 2.4  Commitment and Facility Fees..........................................15

        SECTION 2.5  Reduction and Termination of the Commitment...........................15

        SECTION 2.6  Repayment.............................................................15

        SECTION 2.7  Interest..............................................................15

               (a)    Ordinary Interest....................................................15

                      (i)    Base Rate Advances............................................15

                      (ii)   Eurodollar Rate Advances......................................16

                      (iii)  Reference Rate Advances.......................................16

               (b)    Default Interest.....................................................16

               (c)    Interest Periods.....................................................16

               (d)    Reference Rate.......................................................16

        SECTION 2.8  Optional Prepayments..................................................17

               (a)    Base Rate Advances...................................................17

               (b)    Eurodollar Rate Advances and Reference Rate Advances.................17

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----
        SECTION 2.9  Certain Mandatory Prepayments.........................................17

        SECTION 2.10  Increased Costs......................................................18

        SECTION 2.11  Additional Interest..................................................18

        SECTION 2.12  Increased Capital....................................................18

        SECTION 2.13  Interest Rate Protection.............................................19

        SECTION 2.14  Voluntary Conversion of Advances.....................................19

        SECTION 2.15  Illegality, Etc......................................................20

        SECTION 2.16  Payments and Computations............................................20

        SECTION 2.17  Taxes................................................................21

ARTICLE III CONDITIONS OF EFFECTIVENESS AND OF LENDING.....................................22

        SECTION 3.1  Conditions of Effectiveness...........................................22

        SECTION 3.2  Conditions Precedent to All Advances..................................23

ARTICLE IV REPRESENTATIONS AND WARRANTIES..................................................24

        SECTION 4.1  Representations and Warranties of the Borrower........................24

ARTICLE V CERTAIN COVENANTS OF THE BORROWER................................................26

        SECTION 5.1  Certain Affirmative Covenants.........................................26

               (a)    Use of Advances......................................................26

               (b)    Compliance with Laws, Etc............................................26

               (c)    Payment of Taxes, Etc................................................26

               (d)    Certain Financial Covenants..........................................26

               (e)    Reporting Requirements...............................................26

        SECTION 5.2  Certain Negative Covenants............................................28

               (a)    Liens, Etc...........................................................28

               (b)    Use of Proceeds......................................................28

ARTICLE VI CERTAIN OTHER COVENANTS.........................................................28

        SECTION 6.1  Collateral Coverage...................................................28

        SECTION 6.2  Partial Release of Collateral.........................................30

        SECTION 6.3  Equity Hedge Agreements...............................................30

ARTICLE VII EVENTS OF DEFAULT..............................................................31

        SECTION 7.1  Events of Default.....................................................31

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----
ARTICLE VIII MISCELLANEOUS.................................................................34

        SECTION 8.1  Amendments, Etc.......................................................34

        SECTION 8.2  Notices, Etc..........................................................34

        SECTION 8.3  No Waiver; Remedies...................................................34

        SECTION 8.4  Costs, Expenses and Taxes.............................................35

        SECTION 8.5  Right of Set-off......................................................35

        SECTION 8.6  Binding Effect........................................................36

        SECTION 8.7  Severability..........................................................37

        SECTION 8.8  Headings..............................................................37

        SECTION 8.9  Governing Law; Consent to Jurisdiction................................37

        SECTION 8.10  WAIVER OF JURY TRIAL.................................................38

EXHIBIT A  PROMISSORY NOTE

EXHIBIT B  PLEDGE AGREEMENT

EXHIBIT C  CROSS-COLLATERLIZATION AGREEMENT

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT, dated as of September 20, 1999 (this "Agreement"), is entered into by and between PAUL G. ALLEN (the "Borrower") and CITIBANK, N.A., a national banking association (the "Bank").

                             PRELIMINARY STATEMENTS

        A. The Borrower has requested that the Bank make available a credit facility in the maximum amount of $500,000,000.00 to the Borrower, allowing the Borrower to borrow, to prepay and reborrow within the limits of the Commitment (as defined below).

        B. The Bank, on the terms and subject to the conditions stated below, is willing to grant the request of the Borrower, and the Borrower and the Bank have agreed to the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the premises, the Borrower and the Bank agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "1997 Loan Documents" means that certain Amended and Restated Credit Agreement dated as of November 18, 1997, as amended by that certain Amendment to Amended and Restated Credit Agreement dated as of July 17, 1998, and further restated, amended, supplemented, modified or extended from time to time, together with the Note, Pledge Agreement, Assignment and Security Agreement (all as defined in such credit agreement) and all other ancillary documents executed in conjunction therewith, all as further restated, amended, supplemented, modified or extended from time to time, but excluding Credit Documents as defined in this Agreement.

                "Advance" means an advance by the Bank to the Borrower pursuant to Article II of this Agreement.

                "Aggregate Basic Collateral Amount" means, with respect to all Transactions (other than any Transaction that is subject to or governed by any Equity Hedge Agreement) as at any date of determination, the aggregate Basic Collateral Amount (expressed in United States dollars) of all Transactions (other than any Transaction that is subject to or governed by any Equity Hedge Agreement) in effect on such date of determination.

                "Aggregate Loanable Value" means, at any date of determination, the sum of the aggregate Loanable Value for all Hedged Shares at such date plus the aggregate Loanable Value for all Collateral other than the Hedged Shares at such date.

                "Aggregate Transaction Market Value" means, with respect to all Transactions (other than any Transaction that is subject to or governed by any Equity Hedge Agreement) as at any date of determination, the aggregate Transaction Market Value (expressed in United States dollars) of such Transactions, including, but not limited to, any and all Transactions (other than any Transaction that is subject to or governed by any Equity Hedge Agreement) in effect on such date of determination, if such aggregate Transaction Market Value is a positive number.

                "Approved Holder" means Vulcan Ventures Inc., PGA Credit LLC, PGA Credit II LLC, and any other direct or indirect wholly-owned subsidiary of the Borrower as to which Borrower has delivered a written statement to the Bank certifying that such subsidiary is wholly-owned (directly or indirectly) by the Borrower, and requesting that the Debt, Cash and Cash Equivalents and Readily Marketable Securities of such subsidiary shall be taken into account as liabilities and assets of an Approved Holder under this Agreement.

                "Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                (a) the rate of interest announced publicly by the Bank in New York, New York, from time to time, as the Bank's base rate; or

                (b) [*] percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of 360 days) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Bank from three New York certificate of deposit dealers of recognized standing selected by the Bank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

                "Base Rate Advance" means an Advance which bears interest as provided in Section 2.7(a) (i).

                "Basic Collateral Amount" means, with respect to any Transaction, an amount in United States dollars determined by the Bank in its sole discretion at the time the Transaction is entered into and specified by the Bank to the Borrower in writing as the aggregate amount of the Transaction Collateral initially required to be pledged, assigned and delivered by the Borrower to the Bank or in which the Borrower shall otherwise be required to grant to the Bank a security interest as security for the payment of all indebtedness, liabilities and other obligations (whether absolute or contingent and whether for or relating to principal, interest, fees, expenses, indemnities,



[*] Confidential treatment requested.

other sums or amounts or otherwise) of the Borrower now or hereafter existing under the Credit Document pertaining to such Transaction and under any and all other documents, instruments and agreements executed and delivered pursuant to or in connection with such Credit Document.

                "Borrower Guaranty" means each of the Guarantee, dated as of September 20, 1996 made by the Borrower for the benefit of Citicorp U.S.A., Inc., and subsequently assigned to Citicorp North America, Inc. and the Guarantee dated as of April 1, 1999 made by the Borrower for the benefit of Citicorp North America, Inc., in each case as such Guaranty respectively may be amended or otherwise modified from time to time.

                "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Seattle, Washington, and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                "Cash and Cash Equivalents" means the aggregate amount of the following, to the extent owned by the Borrower or an Approved Holder free and clear of all liens, security interests, charges, encumbrances and rights of others: (a) cash on hand; (b) United States dollar demand deposits maintained in the United States with any commercial bank and United States dollar time deposits maintained in the United States with, or certificates of deposit having a maturity of one year or less issued by, any commercial bank which has its head office in the United States and which has a combined capital and surplus of at least $100,000,000.00; (c) direct obligations of, or obligations unconditionally guarantied by, the United States and having a maturity of one year or less; (d) readily marketable commercial paper having a maturity of one year or less, issued by any corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and rated by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, rated by any nationally recognized rating organization in the United States) with the highest rating assigned by such organization; (e) repurchase agreements which (i) are callable at any time or have a maturity date of one year or less, (ii) are entered into with any commercial bank that has its head office in the United States and has a combined capital and surplus of at least $100,000,000.00 and
(iii) are secured by direct obligations of, or obligations unconditionally guarantied by, the United States and having a maturity of one year or less; (f) mutual funds that invest exclusively in direct obligations of, or obligations unconditionally guarantied by, the United States and having a maturity of one year or less; and (g) such other short-term investments as shall be acceptable to the Bank from time to time in its sole discretion.

                "Collateral" means, collectively, (a) the Pledged Collateral,
(b) all additional shares of stock of any issuer of any of the Pledged Shares, or any successor to any such issuer, from time to time acquired by the Borrower and pledged and delivered by the Borrower to the Bank pursuant to Section 6.1 of this Agreement or Section 14 of the Pledge Agreement, and all certificates representing such additional shares and all dividends (including, but not limited to, stock dividends), cash, instruments, financial assets, securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, commodity accounts, other investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares for any reason, including, but not limited to, any change in the number or kind of outstanding shares of any securities of any issuer of any of the Pledged Shares, or any successor to any such issuer, by reason of any recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or other similar corporate event, (c) all cash from time to time pledged and delivered by the Borrower to the Bank for deposit in any one or more of the Collateral Accounts pursuant to Section 6.1 of this Agreement or
Section 14 of the Pledge Agreement, and (d) all proceeds of any and all of the properties described in clauses (a), (b) and (c) of this definition.

                "Collateral Account" has the meaning assigned to that term in the Pledge Agreement.

                "Collateral Coverage Amount" means, at any date of determination, the sum of the aggregate amount of the Obligations (including, but not limited to, the unpaid principal amount of the Advances, but excluding any Credit Document Obligation under any Credit Document which has not expired, terminated or matured) plus the Aggregate Transaction Market Value plus the Aggregate Basic Collateral Amount for all Transactions.

                "Collateral Coverage Ratio" means, at any date of determination, the quotient, expressed as a percentage, the denominator of which is the aggregate Collateral Market Value for all Collateral other than the Hedged Shares at such date and the numerator of which is the difference obtained by subtracting the aggregate Loanable Value for the Hedged Shares at such date from the Collateral Coverage Amount at such date.

                "Collateral Market Value" means, at any date of determination:
(a) for any portion of the Collateral comprising a marketable security quoted on the Nasdaq National Market, the closing bid price as quoted for such security on the Nasdaq National Market on the Business Day immediately preceding the date of determination; (b) for any portion of the Collateral comprising a marketable security listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange, the last reported sale price of such security on the New York Stock Exchange or the American Stock Exchange, as the case may be, on the Business Day immediately preceding the date of determination or, if no such reported sale takes place on such immediately preceding Business Day, the average of the last reported bid and asked prices for such security on the New York Stock Exchange or the American Stock Exchange, as the case may be, on such immediately preceding Business Day; (c) for any portion of the Collateral comprising a cash equivalent, either the closing bid price as reported for such cash equivalent by the applicable exchange determined by the Bank on the Business Day immediately preceding the date of determination or such other value for such cash equivalent determined by the Bank in a commercially reasonable manner; and (d) for any portion of the Collateral comprising any other type or item of property, the value for such type or item of property determined by the Bank in a commercially reasonable manner.

                "Commitment" has the meaning assigned to that term in Section
2.1.

                "Confidential Information" means the information furnished to the Bank by the Borrower pursuant to clauses (i), (ii) and (iii) of Section 5.1(e) and any other information that is furnished to the Bank by the Borrower and is clearly identified by the Borrower to the Bank in writing as confidential information.

                "Control Person Statement" means any of the Control Person Statement, dated as of November 10, 1994, the Control Person Statement, dated as of May 1, 1996, and any subsequent Control Person Statement required pursuant to
Section 3.2(b)(ii), in each case furnished by or on behalf of the Borrower to the Bank.

                "Convert", "Conversion" and "Converted" each refers to a conversion of an Advance of one Type into an Advance of another Type pursuant to
Section 2.14 or Section 2.15.

                "Credit Document" means any Master Agreement, any other Hedge Agreement entered into between the Bank and the Borrower (whether prior to, contemporaneously with or at any time or times after the date of this Agreement), and any other Hedge Agreement to which the Borrower is a party and which is acquired by the Bank by assignment or otherwise (whether prior to, contemporaneously with or at any time or times after the date of this Agreement), as the same may be amended or otherwise modified from time to time.

                "Credit Document Obligations" means, collectively, all indebtedness, liabilities and other obligations of the Borrower now or hereafter existing under any and all Credit Documents, whether absolute or contingent and whether for or relating to principal, interest, fees, expenses, indemnities, other sums or amounts or otherwise.

                "Cross-Collateralization Agreement" has the meaning assigned to that term in Section 3.1(d) .

                "Debt" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person in respect of Hedge Agreements, (h) all obligations for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources, and (i) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above, and (j) all indebtedness and other obligations of the kinds referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness or other obligations has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance on property (including, but not limited to, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other obligations; provided, however, that whenever for purposes of this Agreement or any other Loan Document the Debt of more than one Person is to be aggregated, if more than one Person is liable for an obligation (for instance, joint and several liability, or secondary liability), such obligation, although taken into account for each Person in determining such Person's Debt, shall be taken into account only once in the resulting aggregation, so as to avoid a "double count".

                "Direct Exposure" means the sum of (x) obligations of the Borrower (i) under the Loan Documents, (ii) under the 1997 Loan Documents, (iii) under the Borrower Guaranties, and under any further loan documents entered into by and between the Borrower and the Bank or its affiliates plus (y) the Aggregate Transaction Market Value plus (z) the Aggregate Basic Collateral Amount.

                "Equity Hedge Agreement" means any Hedge Agreement which (a) is designed to hedge against downward fluctuations in the market value of all or any portion of the Pledged Shares and now or hereafter entered into by the Borrower with a Person satisfactory to the Bank, (b) provides to the Borrower protection, at all times during a period satisfactory to the Bank, against a decrease in the market value of all or such portion of the Pledged Shares, as the case may be, below a level or price per share specified in such Hedge Agreement and satisfactory to the Bank, (c) is otherwise in form and substance satisfactory to the Bank, and (d) together with all of the Borrower's right, title and interest in, to and under such Hedge Agreement (including, but not limited to, all rights of the Borrower to receive moneys due or to become due under or pursuant to such Hedge Agreement) and all proceeds thereof, is pledged, assigned and delivered by the Borrower to the Bank, and subject to a security interest granted by the Borrower to the Bank, as security for the payment and performance of all of the Obligations, all pursuant to such pledge and security agreements as specified by and in form and substance satisfactory to the Bank.

                "Eurodollar Rate" means, for any Interest Period for any Advance, an interest rate per annum equal to the sum of the LIBO Rate for such Interest Period [*] percent ([*]%) per annum.

                "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.7(a) (ii) .



[*] Confidential treatment requested.

                "Event of Default" has the meaning assigned to that term in
Section 7.1.

                "Exchange Investment" means any security into which any Investment is exchanged or converted.

                "Guaranty" means any guaranty executed and delivered by the Borrower to the Bank (whether prior to, contemporaneously with or at any time or times after the date of this Agreement) in order to induce the Bank, acting in the Bank's discretion, to make loans or advances or otherwise to extend or continue credit (including, but not limited to, credit extended in connection with any letter of credit) to or for the account of any Person other than the Borrower, or otherwise to assure the Bank against loss in respect of indebtedness or other obligations of any Person other than the Borrower, as such guaranty may be amended or otherwise modified from time to time. Without limiting the generality of the preceding sentence, the term "Guaranty" does not include a Borrower Guaranty.

                "Guaranty Obligations" means, collectively, all indebtedness, liabilities and other obligations of the Borrower now or hereafter existing under any and all Guaranties, whether absolute or contingent and whether for or relating to principal, interest, fees, expenses, indemnities, other sums or amounts or otherwise.

                "Hedge Agreement" means any agreement (including, but not limited to, any and all terms, conditions and other provisions incorporated by reference in such agreement and any and all supplements to such agreement) designed to hedge against fluctuations in equity values, interest rates or foreign exchange rates, and includes, but is not limited to, any Master Agreement and any similar master agreement or other agreement pertaining to any interest rate swap, cap, floor, collar, future or option transaction, any basis swap transaction, any forward rate transaction, any commodity swap or commodity option transaction, any equity or equity index swap, future or option transaction, any bond option transaction, any foreign exchange transaction, any forward foreign exchange transaction, any spot foreign exchange transaction, any currency swap, future or option transaction, any cross-currency rate swap transaction, or any similar swap, cap, floor, collar, future or option transaction.

                "Hedged Shares" means, at any date of determination, collectively any of the Pledged Shares comprising common stock issued by Microsoft Corporation or any other corporation agreed to by the Bank, for which the Borrower and the Bank have then been provided protection satisfactory to the Bank against a decrease in the market value of such Pledged Shares below a level or price per share satisfactory to the Bank as specified in, and pursuant to, an Equity Hedge Agreement as to which the then remaining period of such protection provided to the Borrower and the Bank under such Equity Hedge Agreement shall exceed five Business Days and as to which no event shall have occurred and no condition shall exist the effect of which is to liquidate, or to permit the liquidation of, any payments, sums or other amounts under such Equity Hedge Agreement or to terminate, or to permit the termination of, such Equity Hedge Agreement, or to accelerate, or to permit the acceleration of, the maturity of any of the Credit Document Obligations under such Equity Hedge Agreement.

                "Interest Period" means, for each Advance, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions of Section 2.7(c) and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions of Section 2.7(c) .

                "Investment" means any limited liability company interest in Charter Communications Holding Company, LLC, a Delaware limited liability company, purchased by the Borrower or any affiliate thereof with the proceeds of any Advances.

                "LIBO Rate" means, for any Interest Period for any Advance, an interest rate per annum equal to the rate of interest per annum at which deposits in United States dollars are offered by the principal office of the Bank in London, England, to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Advance and for a period equal to such Interest Period.

                "Liquid Assets" means the aggregate value of Cash and Cash Equivalents plus Readily Marketable Securities, including assets which would satisfy the definitions of Cash and Cash Equivalents or Readily Marketable Securities, but for the fact that such assets are subject to a pledge, lien or other security interest.

                "Loan Document" means any of this Agreement, the Note, the Pledge Agreement and any other pledge and security agreements executed and delivered pursuant to Section 6.1 of this Agreement or Section 14 of the Pledge Agreement, as the same may be amended or otherwise modified from time to time.

                "Loanable Value" means: (a) for any Hedged Share, the product, expressed in United States dollars, obtained by multiplying the Strike Price for such Hedged Share times such percentage as may be quoted by the Bank to the Borrower, and agreed to by the Borrower in writing, as the loanable value percentage for such Hedged Shares; (b) for any Pledged Share which is common stock issued by Microsoft Corporation or any other corporation agreed to by the Bank, and is not a Hedged Share, the product, expressed in United States dollars, obtained by multiplying [*] percent ([*]%) times the Collateral Market Value for such Pledged Share; and (c) for any Collateral other than any of the Pledged Shares comprising common stock issued by Microsoft Corporation or any other corporation agreed to by the Bank, the product, expressed in United States dollars, obtained by multiplying the Collateral Market Value for such Collateral times such percentage as may be quoted by the Bank to the Borrower, and agreed to by the Borrower in writing, as the loanable value percentage for such Collateral; provided that the Loanable Value shall be deemed to be zero for any portion of the Collateral comprising (i) a marketable security which has a Collateral Market Value of less than $10.00 or (ii) any Equity Hedge Agreement or any right, title or interest of the Borrower in, to and under any Equity Hedge Agreement (including, but not limited to, any right of the Borrower to receive moneys due or to become due under or pursuant to any such Equity Hedge Agreement).


[*] Confidential treatment requested.

                "Market Rate" has the meaning assigned to that term in Section 8.4(b).

                "Master Agreement" means any ISDA, International Swap Dealers Association, Inc., Master Agreement, and any and all schedules, other addenda and confirmations relating to such Master Agreement, entered into between the Bank and the Borrower (whether prior to, contemporaneously with or at any time or times after the date of this Agreement), as such Master Agreement may be amended or otherwise modified from time to time.

                "Microsoft Corporation" means Microsoft Corporation, a Washington corporation, and any successor.

                "Net Worth" means net worth computed in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of Borrower's financial statements delivered to the Bank from time to time in compliance with Section 5.1(e) of this Agreement.

                "Note" means a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to the Bank resulting from the Advances and delivered to the Bank pursuant to Article III, as such promissory note may be further amended, extended, renewed or otherwise modified from time to time.

                "Obligations" means, collectively, (a) all indebtedness, liabilities and other obligations of the Borrower now or hereafter existing under this Agreement, the Note, the Pledge Agreement and any and all other Loan Documents, whether for principal, interest, fees, expenses, indemnities, other sums or amounts or otherwise, (b) all Credit Document Obligations, (c) all Guaranty Obligations, and (d) all other indebtedness, liabilities and obligations of the Borrower to the Bank (whether or not contemplated by or related in any manner to obligations under the foregoing clauses (a),(b) and
(c)), whether now or hereafter existing, whether directly created or acquired by assignment or otherwise, whether absolute or contingent and whether for or relating to principal, interest, fees, expenses, indemnities, other sums or amounts or otherwise; provided, that Obligations shall exclude obligations under or pursuant to the Borrower Guaranties.

                "Other Taxes" has the meaning assigned to that term in Section 2.17(b).

                "Person" means an individual, a partnership (including a general partnership, a limited partnership, a limited liability limited partnership and a limited liability partnership), a limited liability company, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or any other entity, or a government or any political subdivision or agency of any government.

                "Pledge Agreement" means a pledge agreement, duly executed by the Borrower and the Bank in substantially the form of Exhibit B, as such pledge agreement may be further amended or otherwise modified from time to time.

                "Pledged Collateral" has the meaning assigned to that term in the Pledge Agreement.

                "Pledged Shares" has the meaning assigned to that term in the Pledge Agreement.

                "Readily Marketable Securities" means the aggregate current market value of marketable securities listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market and legally and beneficially owned by the Borrower or an Approved Holder free and clear of all liens, security interests, options, charges, encumbrances and restrictions, including, but not limited to, restrictions (contractual or otherwise) on the transferability of such securities, other than restrictions on the transferability of any such marketable securities imposed by Rule 144 so long as a minimum of two years has elapsed since the later of (a) the date of the acquisition by the Borrower of such marketable securities from the respective issuers thereof or from any affiliate (as that term is defined in paragraph (a) (1) of Rule 144) of any of such issuers and (b) the date of payment by the Borrower of the full purchase price or other consideration paid or given to acquire such marketable securities from the respective issuers thereof or from any affiliate (as that term is defined in paragraph (a) (1) of Rule 144) of any such issuers.

                For the purposes of Section 5.1(d), the current market value of any marketable security quoted on the Nasdaq National Market shall mean the closing bid price as quoted for such security on the Nasdaq National Market on the Business Day immediately preceding the date of determination, and the current market value of any marketable security listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange shall mean the last reported sale price of such security on the New York Stock Exchange or the American Stock Exchange, as the case may be, on the Business Day immediately preceding the date of determination or, if no such reported sale takes place on such immediately preceding Business Day, the average of the last reported bid and asked prices for such security on the New York Stock Exchange or the American Stock Exchange, as the case may be, on such immediately preceding Business Day.

                "Reference Rate" has the meaning assigned to that term in
Section 2.7(d).

                "Reference Rate Advance" means an Advance which bears interest as provided in Section 2.7(a) (iii).

                "Rule 144" means Rule 144 under the Securities Act of 1933, as amended from time to time.

                "Strike Price" means, for any Hedged Share and the Equity Hedge Agreement pertaining to such Hedged Share, the price (expressed in United States dollars) specified or otherwise provided in such Equity Hedge Agreement below which the Borrower or the Borrower's assignee shall have the right to receive the payment of moneys under or pursuant to such Equity Hedge Agreement at or before the expiration or termination of such Equity Hedge Agreement, all as specified or otherwise provided in such Equity Hedge Agreement.

                "Subsidiary" means, for any Person, any corporation, partnership (including a general partnership, a limited partnership, a limited liability limited partnership and a limited liability partnership), limited liability company, joint venture, trust or estate of which, or in which, (a) in the case of a corporation, more than fifty percent of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), or (b) in the case of a partnership, a limited liability company or a joint venture, more than fifty percent of the interest in the capital or profits of such partnership, limited liability company or joint venture, or (c) in the case of a trust or estate, more than fifty percent of the beneficial interest of such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries, or by one or more other Subsidiaries.

                "Taxes" has the meaning assigned to that term in Section 2.17
(a).

                "Termination Date" means September 20, 2004, or the earlier date of termination in whole of the Commitment pursuant to Section 2.5, Section 2.9 or Section 7.1.

                "Transaction" means any transaction, whether now or hereafter existing, which is now or at any time hereafter subject to or governed by any Credit Document, including, but not limited to, any interest rate swap, cap, floor, collar, future or option transaction, any basis swap transaction, any forward rate transaction, any commodity swap or commodity option transaction, any equity or equity index swap, future or option transaction, any bond option transaction, any foreign exchange transaction, any forward foreign exchange transaction, any spot foreign exchange transaction, any currency swap, future or option transaction, any cross-currency rate swap transaction, or any similar swap, cap, floor, collar, future or option transaction.

                "Transaction Collateral" means, collectively with respect to any Transaction, all property, whether tangible or intangible, which at any date of determination secures the payment or performance of any indebtedness, liabilities or other obligations of the Borrower now or hereafter existing under the Credit Document pertaining to such Transaction and under any and all other documents, instruments and agreements executed and delivered pursuant to or in connection with such Credit Document, including, but not limited to, (a) any and all shares of stock, certificates representing shares of stock, dividends (including, but not limited to, stock dividends), cash, instruments, financial assets, securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, commodity accounts, other investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any securities for any reason, including, but not limited to, any change in the number or kind of outstanding shares of any securities by reason of any recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or other similar corporate event, (b) any and all cash collateral accounts and custody or safekeeping accounts now or hereafter established with the Bank in the name of the Borrower or the Bank but under the sole control and dominion of the Bank, and all funds and other property at any time delivered or transferred or credited to, or deposited or held in, any such account or accounts and all certificates and instruments, if any, from time to time representing or evidencing any such account or accounts, (c) any and all cash from time to time pledged and delivered by the Borrower to the Bank pursuant to such Credit Document or any other documents, instruments and agreements executed and delivered pursuant to or in connection with such Credit Document, and (d) all proceeds of any and all of such properties.

                "Transaction Market Value" means, with respect to any Transaction as at any date of determination, the value (expressed in United States dollars and whether positive or negative) of such Transaction determined by the Bank in a commercially reasonable manner and in good faith as of the close of the Bank's normal business hours on such date or, if such date is not a Business Day, as of the close of the Bank's normal business hours on the immediately preceding Business Day. The value of a Transaction determined in accordance with this definition shall be expressed as a negative number if the Bank would be required to give consideration to a hypothetical assignee (which shall be a registered competitive market maker or a registered equity market maker) in order to induce such hypothetical assignee to accept the Bank's rights and obligations under or in respect of such Transaction, and the value of a Transaction determined in accordance with this definition shall be expressed as a positive number if such hypothetical assignee could be expected to give consideration to the Bank in order to induce the Bank to assign to such hypothetical assignee the Bank's rights and obligations under or in respect of such Transaction.

                "Type" refers to an Advance and means a Base Rate Advance, a Eurodollar Rate Advance or a Reference Rate Advance, as the case may be.

                "Unencumbered Liquid Assets" means the aggregate value of Cash and Cash Equivalents plus Readily Marketable Securities.

                "United States" and "U.S." each means United States of America.

        SECTION 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

        SECTION 1.3 Articles, Sections, Etc. Unless stated otherwise in this Agreement, references in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of, and Schedules and Exhibits attached to, this Agreement. Each Schedule to this Agreement is by this reference incorporated in this Agreement.

        SECTION 1.4 Computation of Time Periods. In this Agreement, the Note and the other Loan Documents, for the purpose of computing periods of time from a specified date to a later specified date, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding."

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

        SECTION 2.1 The Advances. The Bank agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Termination Date in an aggregate amount not to exceed at any time outstanding Five Hundred Million and No/100 Dollars ($500,000,000.00), as such amount may be reduced pursuant to Section 2.5 (the "Commitment"). Each Base Rate Advance shall be in an amount not less than $250,000.00; provided that a Base Rate Advance may be in an amount equal to the entire unused Commitment if the entire unused Commitment is less than $250,000.00. Subject to Section 2.2(b), each Eurodollar Rate Advance and each Reference Rate Advance shall be in an amount not less than $2,500,000.00. Within the limits of the Commitment, the Borrower may borrow, prepay pursuant to Section 2.8 and reborrow under this Section 2.1.

        SECTION 2.2 Making the Advances.

                (a) Each Advance shall be made on notice given, with respect to any proposed Base Rate Advance not later than 12:00 noon (New York City time) on the Business Day of the proposed Advance and with respect to any proposed Eurodollar Rate Advance or any proposed Reference Rate Advance not later than 12:00 noon (New York City time) three Business Days prior to the date of the proposed Advance, by or on behalf of the Borrower to the Bank, specifying the date and amount thereof and selecting the interest rate therefor pursuant to
Section 2.7 and, if such Advance is to be a Eurodollar Rate Advance or a Reference Rate Advance, the initial Interest Period for such Advance. Not later than 2:00 p.m. (New York City time) on the date of such Advance and upon fulfillment of the applicable conditions set forth in Article III, the Bank will make such Advance available to the Borrower in same day funds at the Bank's address referred to in Section 8.2.

                (b) Any other provision of this Agreement to the contrary notwithstanding, the Borrower may not select the Eurodollar Rate or the Reference Rate for any Advance if the principal amount of such Advance is less than $2,500,000.00, unless, on the date of such Eurodollar Rate Advance or such Reference Rate Advance, as the case may be, the Borrower also Converts one or more Advances pursuant to Section 2.14 into an Advance of the same Type and having the same Interest Period as such Eurodollar Rate Advance or such Reference Rate Advance and the aggregate amount of such Advances so made and Converted on such date is not less than $2,500,000.00.

                (c) Each notice from or on behalf of the Borrower to the Bank requesting an Advance shall be irrevocable and binding on the Borrower. If any Eurodollar Rate Advance or any Reference Rate Advance is not made as a result of any failure to fulfill the applicable conditions to such Advance set forth in Article III on or before the date for such Advance specified in the notice from or on behalf of the Borrower to the Bank requesting such Advance, then the Borrower shall pay to the Bank, upon demand by the Bank, an amount equal to the difference (if a positive number) obtained by subtracting (i) the amount of interest that would have accrued on such Advance at an interest rate per annum equal to the rate of interest per annum at which deposits in United States dollars are offered by the principal office of the Bank in London, England, to prime banks in the London interbank market at 11:00 a.m. (London time) on the date for such Advance specified in the notice from or on behalf of the Borrower to the Bank requesting such Advance in an amount substantially equal to such Advance and for a period equal to the Interest Period specified in the notice from or on behalf of the Borrower to the Bank requesting such Advance from (ii) the amount of interest that would have accrued on such Advance at the Eurodollar Rate [*] percent ([*]%) per annum or the Reference Rate [*] percent (*%) per annum, as the case may be, that would have been applicable to such Advance during the Interest Period for such Advance specified in the notice from or on behalf of the Borrower to the Bank requesting such Advance.

        SECTION 2.3 Responsibility for Requests for Advances.

                (a) The Borrower hereby authorizes the Bank to make Advances under this Agreement upon notice given by the Borrower or upon notice given on behalf of the Borrower by any one or more of [*] and any other Person designated in writing by the Borrower to the Bank from time to time, each of whom shall at all times continue to be authorized by the Borrower to request Advances on behalf of the Borrower under this Agreement until receipt by the Bank of written notice from the Borrower of the revocation of such authority of any such Person. Each Advance made by the Bank upon notice given by the Borrower or by any of [*] or any other Person designated in writing by the Borrower to the Bank shall be conclusively presumed to have been made to or for the benefit of the Borrower when made by the Bank in accordance with such notice and deposited in or credited to any account of the Borrower with the Bank, regardless of whether any Person (including, but not limited to, any Person authorized to request Advances on behalf of the Borrower) other than the Borrower also shall have authority to withdraw funds from any such account. The Borrower agrees to repay, and to pay interest on, any Advance that is so made, deposited or credited by the Bank.

                (b) The Borrower acknowledges and agrees that the making by the Bank of Advances in response to notices given via telephone facsimile communications is in the interest of the Borrower and that the Bank cannot effectively determine whether a specific notice requesting an Advance and purporting to have been made by or on behalf of the Borrower is actually authorized or authentic. In order to induce the Bank to make Advances in response to notices given via telephone facsimile communications, the Borrower hereby assumes all risks regarding the validity, authenticity and due authorization of all notices requesting Advances that are purported to be given by or on


[*] Confidential treatment requested.

behalf of the Borrower, whether or not the Person giving such notice has authority in fact to request Advances on behalf of the Borrower and whether or not the requested Advance or the application of the proceeds of such Advance constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both. The Bank shall incur no liability to the Borrower in acting upon any notice or other communication, whether given via telephone facsimile or telex or otherwise in writing, which the Bank believes in good faith to have been given by any Person authorized to give notices requesting Advances on behalf of the Borrower or in otherwise acting in good faith under this Agreement.

        SECTION 2.4 Commitment and Facility Fees. In consideration of the Commitment available on the terms of this Agreement, the Borrower agrees to pay to the Bank (a) a commitment fee on the average daily unused portion of the Commitment from September 22, 1999, until the Termination Date at the rate of [*] percent ([*]%) per annum, payable quarterly in arrears on the last day of each March, June, September and December during the term of the Commitment, commencing September 30, 1999, and on the Termination Date, (b) a facility fee equal to [*], payable in five equal consecutive installments of [*] the first installment due on or prior to the date of the initial Advance, and the succeeding installments on the last day of September in each of 2000, 2001, 2002 and 2003; provided that if the unused portion of the Commitment is terminated in whole pursuant to Section 2.5, Section 2.9 or Section 7.1, then the entire unpaid balance of the facility fee referred to in Section 2.4(b) shall become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

        SECTION 2.5 Reduction and Termination of the Commitment. The Borrower shall have the right, upon at least two Business Days notice to the Bank, to terminate in whole or reduce in part the unused portion of the Commitment; provided that each partial reduction shall be in an amount of not less than $2,500,000.00.

        SECTION 2.6 Repayment. The Borrower shall repay the aggregate unpaid principal amount of all Advances in accordance with the Note.

        SECTION 2.7 Interest.

                (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                        (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly on the last day of each calendar month and on the date such Base Rate Advance shall be Converted or paid in full.

                        (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such


[*] Confidential treatment requested.

        Interest Period, payable monthly on the last day of each calendar month and on the last day of such Interest Period.

                        (iii) Reference Rate Advances. During such periods as such Advance is a Reference Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Reference Rate for such Advance, payable monthly on the last day of each calendar month and on the last day of such Interest Period.

                (b) Default Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to
(i) in the case of any amount of principal, the greater of (A) [*] percent ([*]%) per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (B) [*] percent [*]%) per annum above the Base Rate in effect from time to time, and
(ii) in the case of all other amounts, [*] percent ([*]%) per annum above the Base Rate in effect from time to time.

                (c) Interest Periods. The duration of each Interest Period shall be (i) one, two, three, four, five, six, seven, eight, nine, ten, eleven or twelve months in the case of a Eurodollar Rate Advance and (ii) any number of whole months not less than three months in the case of a Reference Rate Advance, in each case as the Borrower may, upon notice received by the Bank not later than 12:00 noon (New York City time) three Business Days prior to the first day of such Interest Period, select; provided that:

                        (A) the duration of any Interest Period which commences before September 20, 2004, and would otherwise end after such date shall end on such date; and

                        (B) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, in the case of any Interest Period for a Eurodollar Rate Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day.

                (d) Reference Rate. The term "Reference Rate" means, for any Interest Period for any Advance, the rate per annum quoted by the Bank to the Borrower, and agreed to by the Borrower, at any time for such Interest Period; provided that if no rate per annum shall be agreed between the Borrower and the Bank prior to the first day of such Interest Period as the Reference Rate for such Interest Period, such Advance shall be a Base Rate Advance during such Interest Period. Within two Business Days after the first day of such Interest Period, the Bank shall send to the Borrower a confirmation of the Reference Rate quoted to and agreed to by the Borrower, if any (and if no Reference Rate was agreed to by the Borrower, a


[*] Confidential treatment requested.

confirmation of the Base Rate), for such Interest Period, and unless the Borrower shall object thereto within one Business Day after the Bank shall send such confirmation, such confirmation shall be conclusive. If the Borrower objects to the Reference Rate specified in such confirmation for any Advance within one Business Day after the Bank shall send such confirmation, then such Advance shall be a Base Rate Advance during such Interest Period, and the Borrower shall pay to the Bank, upon demand by the Bank, an amount equal to the difference (if a positive number) obtained by subtracting the amount of interest that would have accrued on such Advance at the LIBO Rate from the amount of interest that would have accrued on such Advance at the Reference Rate [*] percent ([*]%) per annum that would have been applicable to such Advance during such Interest Period.

        SECTION 2.8 Optional Prepayments.

                (a) Base Rate Advances. The Borrower may, upon at least two Business Days notice to the Bank stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Base Rate Advances, in whole or in part, plus accrued interest to the date of such prepayment on the principal amount prepaid.

                (b) Eurodollar Rate Advances and Reference Rate Advances. The Borrower may, upon at least thirty days notice to the Bank specifying the Advance to be prepaid and stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the entire outstanding principal amount of any Eurodollar Rate Advance or any Reference Rate Advance specified in such notice, plus accrued interest to the date of such prepayment on the principal amount prepaid; provided that the Borrower shall be obligated to pay the Bank in respect of such prepayment pursuant to Section 8.4(b).

        SECTION 2.9 Certain Mandatory Prepayments.

                (a) Upon the death of the Borrower or the appointment by a court of competent jurisdiction of a guardian, conservator, committee or other similar appointee for the Borrower, then, and in any such event, (i) the obligation of the Bank to make Advances shall automatically be terminated and
(ii) the Advances, the Note, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall automatically become and be due and payable on the ninetieth day after the earlier to occur of the date of such death or the date of such appointment, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                (b) In the event the Borrower or any affiliate of the Borrower elects to exchange any Exchange Investment consisting of Class B Common Stock of Charter Communications, Inc. into Class A Common Stock of Charter Communications, Inc., the Borrower shall, at least five Business Days prior to the date on which such Class A Common Stock is to be issued in such exchange, prepay the principal amount of any Advances the proceeds of which were used to acquire any Investment or Exchange


[*] Confidential treatment requested.

Investment, together with all accrued and unpaid interest thereon through the date of prepayment.

        SECTION 2.10 Increased Costs. If, due to either (a) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.11) in or in the interpretation of any law or regulation or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or Reference Rate Advances, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost incurred or accrued by the Bank not more than ninety days prior to the date of such demand by the Bank. A certificate as to the amount of such increased cost, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes, absent manifest error.

        SECTION 2.11 Additional Interest. The Borrower shall pay to the Bank, so long as the Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency liabilities (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time), additional interest on the unpaid principal amount of each Eurodollar Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBO Rate for the Interest Period for such Advance from (b) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for the Bank with respect to liabilities or assets consisting of or including Eurocurrency liabilities having a term equal to such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by the Bank and notified to the Borrower, and such determination by the Bank shall be conclusive and binding for all purposes, absent manifest error.

        SECTION 2.12 Increased Capital. If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by the Bank within ninety days after such increase in capital, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by the Bank shall be conclusive and binding for all purposes, absent manifest error.

        SECTION 2.13 Interest Rate Protection.

                (a) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advance or any Reference Rate Advance in accordance with the provisions of Section 2.7(c), the Bank will forthwith so notify the Borrower and such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                (b) On the date on which the sum of the unused portion of the Commitment plus the aggregate unpaid principal amount of the Advances shall be reduced, by payment or prepayment or otherwise, to less than $2,500,000.00, any and all Advances that are of a Type other than Base Rate Advances automatically shall Convert into Base Rate Advances and, on and after such date, the right of the Borrower to Convert such Advances into Advances of a Type other than Base Rate Advances shall terminate.

        SECTION 2.14 Voluntary Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Bank not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.7 and 2.15, Convert an Advance of one Type into an Advance of another Type; provided that, except as otherwise provided in Section 2.15(a), any Conversion of any Eurodollar Rate Advance or any Reference Rate Advance into an Advance of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advance or such Reference Rate Advance, as the case may be; provided, further, that the Borrower may not Convert an Advance into a Eurodollar Rate Advance or a Reference Rate Advance if the principal amount of the Advance to be Converted is less than $2,500,000.00, unless, on the date of such Conversion, the Borrower also obtains other Advances pursuant to Sections 2.1, 2.2 and 2.7 of the same Type and having the same Interest Period as such Eurodollar Rate Advance or such Reference Rate Advance, as the case may be, or Converts one or more other Advances pursuant to this Section into an Advance of the same Type and having the same Interest Period as such Eurodollar Rate Advance or such Reference Rate Advance, as the case may be, and the aggregate amount of such Advances so made and Converted on such date is not less than $2,500,000.00. Each notice of a Conversion pursuant to this Section 2.14 shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Advance to be Converted and (c) if such Conversion is into a Eurodollar Rate Advance or a Reference Rate Advance, the duration of the Interest Period for such Advance.

        SECTION 2.15 Illegality, Etc.

                (a) Any other provision of this Agreement to the contrary notwithstanding, if the Bank shall notify the Borrower that the introduction of, or any change in or in the interpretation of, any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for the Bank to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, then (i) the obligation of the Bank to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist and
(ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances then outstanding, plus interest accrued thereon, unless the Borrower, within five Business Days of notice from the Bank, Converts all Eurodollar Rate Advances then outstanding into Advances of another Type in accordance with
Section 2.14, and provided that in the event of such prepayment the Borrower shall be obligated to pay the Bank in respect of such prepayment pursuant to
Section 8.4(b).

                (b) If, with respect to any Eurodollar Rate Advance, the Bank notifies the Borrower that (i) the Bank is unable to determine the Eurodollar Rate or (ii) the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to the Bank of making, funding or maintaining such Eurodollar Rate Advance for such Interest Period, such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and the obligation of the Bank to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist.

        SECTION 2.16 Payments and Computations.

                (a) The Borrower shall make each payment under any Loan Document not later than 12:00 noon (New York City time) on the day when due in United States dollars to the Bank at its address referred to in Section 8.2 in same day funds.

                (b) The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under any Loan Document, to charge from time to time against any or all of the Borrower's accounts with the Bank any amount so due.

                (c) All computations of interest and of commitment fees shall be made by the Bank on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Bank of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                (d) Whenever any payment under any Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that if such extension would cause payment of interest on or principal of any

Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        SECTION 2.17 Taxes.

                (a) Any and all payments by the Borrower hereunder or under the Note shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Bank, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on the Bank by the state or foreign jurisdiction under the laws of which the Bank is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Bank hereunder or under the Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, but not limited to, deductions applicable to additional sums payable under this Section 2.17) the Bank receives an amount equal to the sum the Bank would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note (all such taxes, charges and levies being hereinafter referred to as "Other Taxes").

                (c) The Borrower shall indemnify the Bank for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section 2.17, paid by the Bank and any liability (including, but not limited to, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty days from the date the Bank makes written demand therefor.

                (d) Within thirty days after the date of any payment of Taxes, the Borrower shall furnish to the Bank, at the Bank's address referred to in Section 8.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Note by the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Bank, at such address of the Bank, an opinion of counsel acceptable to the Bank stating that such payment is exempt from Taxes. For the purposes of this subsection (d) and subsection (a) of this Section 2.17, the terms "United States" and "United States person" shall have the respective meanings specified in section 7701 of the Internal Revenue Code.

                (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.17 shall survive the payment in full of principal and interest hereunder and under the Note.

                                   ARTICLE III
                   CONDITIONS OF EFFECTIVENESS AND OF LENDING

        SECTION 3.1 Conditions of Effectiveness. This Agreement shall become effective when (and only when), and the obligation of the Bank to make its initial Advance on or after the date of this Agreement is subject to the condition precedent that, the Bank shall have received the following, each in form and substance satisfactory to the Bank:

                (a) This Agreement duly executed by the Borrower and the Bank;

                (b)     The Note duly executed by the Borrower;

                (c) The Pledge Agreement duly executed by the Borrower and the Bank;

                (d) A cross-collateralization agreement, duly executed by the Borrower in substantially the form of Exhibit C (the
"Cross-Collateralization Agreement");

                (e) Acknowledgment copies or stamped receipt copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Bank may deem necessary or desirable in order to perfect the security interests created by the Pledge Agreement;

                (f) Completed requests for information or equivalent reports, listing the financing statements referred to in Section 3.1(e) and all other effective financing statements and statements of amendment filed in the jurisdictions referred to in Section 3.1(e) that name the Borrower as debtor, together with copies of such other financing statements and statements of amendment (none of which shall cover the collateral purported to be covered by the Pledge Agreement);

                (g) Certificates, free of any restrictive legend, representing the Pledged Shares and either accompanied by undated stock powers executed in blank or registered in the name of the Bank or such nominee or nominees as the Bank shall specify, or such other evidence that the Bank has a valid and perfected first priority security interest in, and exclusive control (as "control" is defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York) of, the Pledged Shares;

                (h) Evidence that all other actions (including, but not limited to, the giving of any and all notices) necessary or, in the opinion of the Bank, desirable to perfect and protect the security interests created by the Pledge Agreement;

                (i) Federal Reserve Form U-1 provided for in Regulation U issued by the Board of Governors of the Federal Reserve System, duly executed by the Borrower, the statements made in which shall be such, in the opinion of the Bank, as to permit the transactions contemplated hereby in accordance with said Regulation U;

                (j) Certified copies of all documents evidencing necessary governmental approvals, if any, with respect to each Loan Document;

                (k) A favorable written opinion of the law firm of Heller, Ehrman, White & McAuliffe, counsel for the Borrower, as to such matters as the Bank may reasonably request;

                (l) A certificate, signed by the Borrower, that the representations and warranties contained in Section 4.1 of this Agreement and
Section 4 of the Pledge Agreement are true and correct as of such date; and

                (m) Such other approvals, opinions and documents as the Bank may reasonably request.

        SECTION 3.2 Conditions Precedent to All Advances. The obligation of the Bank to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance:

                (a) the following statements shall be true (and each of the giving of the applicable notice requesting such Advance and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

                        (i) The representations and warranties contained in subsections (a), (b), (c), (d), (g), (h), (i), (j), (k) and (l) of
        Section 4.1 of this Agreement and in subsections (d), (j) and (k) of
        Section 4 of the Pledge Agreement are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

                        (ii) The balance sheet of the Borrower then most recently furnished to the Bank pursuant to Section 5.1(e) (i) fairly presents the financial condition of the Borrower as at the date of such balance sheet, and since the date of such balance sheet there has been no material adverse change in such condition; and

                        (iii) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                (b) if shares of Microsoft Corporation are to be pledged pursuant to the Pledge Agreement, the Bank shall have received the following, each in form and substance satisfactory to the Bank:

                        (i) a revised Schedule I to the Pledge Agreement identifying the shares to be pledged and providing additional information regarding such shares;

                        (ii) a new Control Person Statement relating to the shares to be pledged;

                        (iii) certificates, free of any restrictive legend, representing the shares to be pledged and either accompanied by undated stock powers executed in blank or registered in the name of the Bank or such nominee or nominees as the Bank shall specify, or such other evidence that the Bank has a valid and perfected first priority security interest in, and exclusive control (as "control" is defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New
        York) of, the shares to be pledged; and

                (c) the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request. the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        SECTION 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                (a) The Borrower has the legal capacity to execute, deliver and perform this Agreement and the other Loan Documents to which the Borrower is or will be a party.

                (b) The execution, delivery and performance by the Borrower of each Loan Document to which the Borrower is or will be a party do not and will not (i) contravene any law or any contractual restriction binding on or affecting the Borrower or (ii) result in a preferential transfer or fraudulent transfer under federal bankruptcy or equivalent state insolvency or fraudulent transfer laws, or result in or require the creation or imposition of any lien, security interest or other charge or encumbrance (other than pursuant to the Loan Documents or otherwise in favor of the Bank) upon or with respect to any of the Borrower's properties.

                (c) No consent, authorization, approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery and performance by the Borrower of any Loan Document to which the Borrower is or will be a party.

                (d) This Agreement is, and each other Loan Document to which the Borrower will be a party when delivered hereunder will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                (e) The balance sheet of the Borrower most recently furnished to the Bank pursuant to Section 5.1(e) (i) of the Credit Agreement fairly presents the financial condition of the Borrower as at the date of such balance sheet, and since the date of such balance sheet there has been no material adverse change in such condition.

                (f)     [Intentionally omitted]

                (g) There is no pending or threatened action, suit or proceeding affecting the Borrower before any court, any arbitrator or mediator or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may materially adversely affect the financial condition of the Borrower or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document to which the Borrower is or will be a party.

                (h) No proceeds of any Advance have been or will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance have been or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                (j) The Borrower is not a party to any indenture, loan or credit agreement, lease or other instrument, contract or agreement which could have a material adverse effect on the properties, assets or financial condition of the Borrower or on the ability of the Borrower to perform the Borrower's obligations under this Agreement or any other Loan Document.

                (k) The Borrower has filed when due (or obtained extensions to such filing date) all tax returns (federal, state and local) required to be filed by the Borrower and has paid all taxes shown (or in the case of extensions, estimated) on such tax returns to be due, including, but not limited to, interest and penalties.

                (l) The Borrower's principal residence and the Borrower's chief executive office are in the State of Washington, the Borrower has no place of business in the State of New York, and the address specified for the Borrower in Section 8.2 is a mailing address of the Borrower.

                (m) No event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                    ARTICLE V
                        CERTAIN COVENANTS OF THE BORROWER

        SECTION 5.1 Certain Affirmative Covenants. So long as the Note shall remain unpaid in whole or in part or the Bank shall have any Commitment hereunder, the Borrower shall, unless the Bank shall otherwise consent in writing:

                (a) Use of Advances. Use and apply the proceeds of the Advances solely for funding Investments and for working capital and other commercial, business and investment purposes of the Borrower.

                (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders.

                (c) Payment of Taxes, Etc. Without limiting the generality of Section 5.1(b), pay and discharge, before the same shall become delinquent,
(i) all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon any property of the Borrower, and (ii) all lawful claims which, if unpaid, might by law become a lien upon any property of the Borrower; provided that the Borrower shall not be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings.

                (d)     Certain Financial Covenants. At all times:

                        (i)     maintain a Net Worth of not less than [*];

                        (ii) maintain Unencumbered Liquid Assets of not less than [*];

                        (iii) maintain a ratio of the aggregate Debt of Borrower and Approved Holders to Liquid Assets of not more than [*]; and

                        (iv) maintain on deposit in a Collateral Account with the Bank Cash and Cash Equivalents equal to the excess of Direct Exposure over [*].

                (e)     Reporting Requirements. Furnish to the Bank:

                        (i) as soon as available, and in any event no later than September 15 of each calendar year, a balance sheet of the Borrower as of the preceding June 30, reviewed by KPMG Peat Marwick LLP in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, and accompanied by (A) a certificate of the Borrower stating that no Event of Default or other event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default has occurred and is continuing or, if an Event of Default or any such other event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto, and (B) a certificate of compliance of the Borrower and accompanying schedule in form and detail satisfactory to the Bank of the computations used by


[*] Confidential treatment requested.

        the Borrower in determining compliance with the covenant set forth in
        Section 5.1(d);

                        (ii) as soon as available, and in any event no later than April 30 of each calendar year, an unaudited, unreviewed balance sheet of the Borrower as of December 31 of the previous year, internally prepared, and accompanied by (A) a certificate of the Borrower stating that no Event of Default or other event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default has occurred and is continuing or, if an Event of Default or any such other event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto, and (B) a certificate of compliance of the Borrower and accompanying schedule in form and detail satisfactory to the Bank of the computations used by the Borrower in determining compliance with the covenant set forth in Section 5.1(d);

                        (iii) promptly and in any event within fifteen days after the filing thereof with the Internal Revenue Service, (A) copies of any and all requests for an extension of time for the filing of the Borrower's income tax returns and (B) complete copies of the Borrower's federal income tax returns with all supporting schedules;

                        (iv) as soon as possible and in any event within fifteen days after the occurrence of each Event of Default and each other event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the Borrower setting forth details of such Event of Default or such other event and the action which the Borrower has taken and proposes to take with respect thereto;

                        (v) promptly after the sending or filing thereof, copies of all Forms 3 (Initial Statement of Beneficial Ownership of Securities), Forms 4 (Statement of Changes of Beneficial Ownership of Securities) and Forms 5 (Annual Statement of Beneficial Ownership of Securities) which the Borrower files with the Securities and Exchange Commission (or any governmental authority or regulatory body that may be substituted therefor) by reason or in respect of any securities of, or any relationship of the Borrower to, any issuer of any securities constituting any of the Collateral;

                        (vi) promptly after the earlier of the commencement thereof or receipt by the Borrower of notice or knowledge thereof, notice of any pending or threatened action, suit, proceeding or investigation affecting the Borrower by or before any court, any arbitrator or mediator or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or of any claim for the payment of money asserted against the Borrower, which seeks or involves an amount exceeding $10,000,000.00 or which may materially adversely affect the properties, assets or financial condition of the Borrower;

                        (vii) prompt notice of any material adverse change in the properties, assets or financial condition of the Borrower since the date of the financial statements of the Borrower then most recently furnished to the Bank pursuant to Section 5.1(e) (i);

                        (viii) in the event any securities of any class of any issuer that are included in the Collateral at any time constitute five percent or more of the issued and outstanding securities of such issuer and such class, prompt notice of such event; and

                        (ix) such other information respecting the properties, assets or financial condition of the Borrower or any Subsidiary of the Borrower as the Bank may from time to time reasonably request.

        SECTION 5.2 Certain Negative Covenants. So long as the Note shall remain unpaid in whole or in part or the Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Bank:

                (a) Liens, Etc. Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of the Collateral, whether now owned or hereafter acquired, other than the security interest created by the Pledge Agreement and any other lien or security interest created in favor of the Bank pursuant to Section 6.1 of this Agreement or Section 14 of the Pledge Agreement.

                (b) Use of Proceeds. Use, or permit any other Person to use, any proceeds of any Advance (i) to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), (ii) to extend credit to others for the purpose of purchasing or carrying any margin stock or (iii) for personal, family or household purposes.

                                   ARTICLE VI
                             CERTAIN OTHER COVENANTS

        SECTION 6.1 Collateral Coverage. So long as any of the Obligations shall remain unpaid in whole or in part or the Bank shall have any Commitment under this Agreement, the Borrower shall at all times maintain an Aggregate Loanable Value greater than or equal to the Collateral Coverage Amount. If, at any time prior to payment in full in cash of all of the Obligations (whether absolute or contingent and whether for principal, interest, fees, expenses, indemnities, other sums or amounts or otherwise), or at any other time when the Bank shall have any Commitment under this Agreement, and in either case provided that the Collateral does not consist solely of Hedged Shares, the Collateral Coverage Ratio shall be greater than [*] percent ([*]%) but less than or equal to [*] percent ([*]%), then, within five Business Days after notice (which may be given orally via the telephone or in writing via any means specified in Section 8.2) of such event shall have been given by the Bank to the Borrower, the Borrower


[*] Confidential treatment requested.

                (a) shall prepay the outstanding principal amounts of the Advances, in whole or in part, plus accrued interest to the date of such prepayment on the principal amount prepaid, and/or

                (b) shall (i) pledge, assign and deliver to the Bank cash for deposit in one or more of the Collateral Accounts and/or pledge and assign to the Bank, and grant to the Bank security interests in, such additional shares of stock of any issuer of any of the Pledged Shares, or any successor to any such issuer, from time to time acquired by the Borrower as shall be acceptable to the Bank in its sole discretion, all as security for the payment and performance of all of the Obligations, (ii) duly execute and deliver to the Bank such pledge and security agreements (including, but not limited to, amendments to the Pledge Agreement), as specified by and in form and substance satisfactory to the Bank, securing the payment and performance of all of the Obligations and constituting pledges and assignments of and security interests in such cash as shall be pledged and delivered by the Borrower to the Bank for deposit in one or more of the Collateral Accounts and in such additional shares of stock of any issuer of any of the Pledged Shares, or any successor to any such issuer, from time to time acquired by the Borrower as shall be acceptable to the Bank in its sole discretion, (iii) take whatever action (including, but not limited to, the delivery to the Bank of original instruments, stock certificates and stock powers, the filing of Uniform Commercial Code financing statements and amendments to financing statements and the giving of notices and endorsements) may be necessary or advisable in the opinion of the Bank to vest in the Bank exclusive control (as "control" is defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York) of any investment property (as that term is defined in the Uniform Commercial Code in effect in the State of New York) purported to be subject to the pledge and security agreements delivered pursuant to this Section 6.1(b) or Section 14 of the Pledge Agreement, and otherwise to vest in the Bank (or in any representative or nominee of the Bank designated by the Bank, including, but not limited to, any clearing corporation or other securities intermediary (as those terms are defined in the Uniform Commercial Code in effect in the State of New York)) valid, subsisting and perfected liens on and security interests in the properties purported to be subject to the pledge and security agreements delivered pursuant to this Section 6.1(b) or Section 14 of the Pledge Agreement, enforceable against all third parties in accordance with their respective terms, (iv) deliver to the Bank a signed favorable opinion, addressed to the Bank, of counsel for the Borrower acceptable to the Bank as to the matters contained in Sections 6.1(b) (i), 6.1(b) (ii) and 6.1(b) (iii), as to such pledge and security agreements being legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms and as to such other matters as the Bank may reasonably request, (v) deliver to the Bank a signed favorable opinion, addressed to the Bank, of counsel for any issuer of any of the Pledged Shares, or any successor to such issuer, acceptable to the Bank as to such matters as the Bank may reasonably request, and (vi) execute and deliver to the Bank any and all further certificates, instruments and documents and take all such other action as the Bank may deem desirable in obtaining the full benefits of, or in preserving the security interests of, such pledge and security agreements, so that, immediately after giving effect to such prepayment and/or such other actions, the Collateral Coverage Ratio shall be not greater than [*] percent ([*]%) and thereafter, so long as any of the Obligations shall remain unpaid in whole or in part or the Bank shall have any Commitment under this Agreement, the Borrower shall at all times maintain an Aggregate Loanable Value greater than or equal to the Collateral Coverage Amount.

        SECTION 6.2 Partial Release of Collateral. So long as no Event of Default shall have occurred and be continuing or would result from any release of any portion of the Collateral pursuant to this Section 6.2 or Section 15 of the Pledge Agreement, if at any time and from time to time after October 31, 1999, the Collateral Coverage Ratio shall be less than [*] percent ([*]%) for a period of ninety consecutive days, then, upon request by the Borrower made following each such period of ninety consecutive days, the Bank, at the Borrower's expense, will release a portion of the Collateral (other than any portion of the Collateral comprising any Hedged Shares or any other Pledged Shares for which the Borrower and the Bank have then been provided protection against a decrease in the market value of such Pledged Shares below a level or price per share as specified in, and pursuant to, an Equity Hedge Agreement) so that, immediately after giving effect to such release of such portion of the Collateral, the Collateral Coverage Ratio shall be approximately (but not greater than) [*] percent ([*]%). Upon any such partial release, the Bank, at the Borrower's expense, will return to the Borrower the portion of the Collateral so released and will execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such partial release.

        SECTION 6.3 Equity Hedge Agreements. If at any time the Borrower enters into an Equity Hedge Agreement which provides to the Borrower and the Bank, for a period less than the then remaining term of the Note, protection against a decrease in the market value of any portion of the Pledged Shares below a level or price per share satisfactory to the Bank as specified in such Equity Hedge Agreement, then the Borrower shall give to the Bank, within ten Business Days prior to the expiration or termination of such period of protection, notice stating whether the Borrower will provide for the uninterrupted continuation of such protection to the Borrower and the Bank by renewing such Equity Hedge Agreement or entering into one or more replacement Equity Hedge Agreements with respect to such Pledged Shares. Each notice from the Borrower to the Bank stating that the Borrower will provide for the uninterrupted continuation of the protection provided to the Borrower and the Bank under any Equity Hedge Agreement shall be irrevocable and binding on the Borrower and, upon giving such notice to the Bank, the Borrower, not less than five Business Days prior to the expiration or termination of the period of such protection under such Equity Hedge Agreement, shall renew such Equity Hedge Agreement or replace such Equity Hedge Agreement with one or more replacement Equity Hedge Agreements satisfactory to the Bank.


[*] Confidential treatment requested.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

        SECTION 7.1 Events of Default. If any of the following events (individually, an "Event of Default" and collectively, "Events of Default") shall occur and be continuing:

                (a) Any principal of, or interest on, the Note shall not be paid within three Business Days after the same becomes due and payable; or any portion of the Credit Document Obligations or the Guaranty Obligations shall not be paid when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

                (b) Any representation or warranty made by the Borrower under or in connection with any Loan Document, any Guaranty or any Credit Document, or any representation or warranty made in any Control Person Statement, or any certification made by the Borrower in connection with any financial statement furnished to the Bank under or in connection with any Loan Document, any Guaranty or any Credit Document, shall prove to have been incorrect in any material respect when made; or

                (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(a), Section 5.1(e)(iv), Section 5.1(e)(v), Section 5.1(e)(vi), Section 5.1(e) (vii), Section 5.1(e) (viii),
Section 5.1(e) (ix), Section 5.2(a), Section 5.2(b), Section 6.1 or Section 6.3 of this Agreement, or the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5, Section 6, Section 7, Section 8 or
Section 14 of the Pledge Agreement; or

                (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d) of this Agreement and such failure shall remain unremedied for five Business Days after written notice of such failure shall have been given to the Borrower by the Bank; or

                (e) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on the Borrower's part to be performed or observed if such failure shall remain unremedied for ten days after written notice thereof shall have been given to the Borrower by the Bank; or

                (f) The Borrower shall fail to pay any principal of or premium or interest on any Debt of the Borrower which is outstanding in a principal amount of at least $10,000,000.00 in the aggregate (but excluding Debt evidenced by or arising under the Note, any Guaranty, any Credit Document or the Borrower Guaranties) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                (g) The Borrower shall generally not pay his debts as such debts become due, or shall admit in writing his inability to pay his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate him a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of him or his debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for him or for any substantial part of his property and, in the case of any such proceeding instituted against him (but not instituted by him), either such proceeding shall remain undismissed or unstayed for a period of sixty days, or any of the actions sought in such proceeding (including, but not limited to, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, him or for any substantial part of his property) shall occur; or the Borrower shall take any action to authorize any of the actions set forth above in this Section 7.1(g); or

                (h) Any judgment or order for the payment of money in excess of $10,000,000.00 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (i) Any lawful claims for the payment of money in an aggregate amount exceeding $10,000,000.00 which, if unpaid, might by law become liens upon any property of the Borrower shall be asserted against the Borrower and shall not be contested by the Borrower in good faith and by proper proceedings and as to which appropriate reserves are not being maintained in accordance with generally accepted accounting principles consistently applied; or

                (j) Any material adverse change shall occur in the properties, assets or financial condition of the Borrower; or

                (k) Any provision of the Pledge Agreement or any other Loan Document after delivery thereof pursuant to Section 3.1 or Section 6.1 of this Agreement or Section 14 of the Pledge Agreement shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state in writing; or any provision of any Guaranty or any Credit Document after delivery thereof shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state in writing; or

                (l) The Pledge Agreement or any other Loan Document after delivery thereof pursuant to Section 3.1 or Section 6.1 of this Agreement or
Section 14 of the Pledge Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest in any of the Collateral purported to be covered thereby, or the Bank shall cease to have exclusive control (as "control" is defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York) of all of the Collateral purported to be covered thereby; or any Guaranty or any Credit Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid, subsisting and perfected first priority assignment of, lien on or security interest in, any of the collateral or other security purported to be covered thereby; or

                (m) In the event that any of the Collateral consists of property other than Hedged Shares, the Collateral Coverage Ratio shall be greater than [*] percent ([*]%); or

                (n) Any of the Pledged Shares shall cease to be quoted on the Nasdaq National Market or listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange; or

                (o) Any other event shall occur or condition shall exist under any Guaranty or any Credit Document and shall continue after the applicable grace period, if any, specified in such Guaranty or such Credit Document, if such occurrence or existence and any such continuance constitutes an event of default or a default as defined or provided in such Guaranty or such Credit Document, as the case may be; or

                (p) Any event shall occur or condition shall exist under a Borrower Guaranty and shall continue after the applicable grace period, if any, specified in such Borrower Guaranty, if such occurrence or existence and any such continuance constitutes an event of default or a default as defined or provided in such Borrower Guaranty; or

                (q) Any event shall occur or condition shall exist under the 1997 Loan Documents, or any subsequent loan documents entered into by and between Borrower and the Bank or an affiliate of the Bank, and shall continue after the applicable grace period, if any, specified in such loan document, if such occurrence or existence and any such continuance constitutes an event of default or a default as defined or provided in such loan document;

then, and in any such event, the Bank (A) may, by notice to the Borrower, declare the Bank's obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (B) may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of an actual or deemed entry of an order for relief with respect to the Borrower


[*] Confidential treatment requested.

under the United States Bankruptcy Code, (1) the obligation of the Bank to make Advances shall automatically be terminated and (2) the Advances, the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VIII
                                  MISCELLANEOUS

        SECTION 8.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 8.2 Notices, Etc. Except as expressly provided in Section 6.1, all notices and other communications provided for hereunder shall be in writing (including, but not limited to, telephone facsimile communications) and sent via certified or registered mail, return receipt requested, via telephone facsimile, via personal delivery or via express courier or delivery service to the Borrower or the Bank, as the case may be, at the respective addresses or telephone facsimile numbers of the Borrower and the Bank specified below or, as to either party, at such other address or telephone facsimile number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section: if to the Borrower, at 110 - 110th Avenue N.E., Suite 550, Bellevue, Washington 98004, telephone facsimile number
(206)453-1985; and if to the Bank, at 425 Park Avenue, New York, New York 10022, Attention of [*], Vice President, Private Bank, telephone facsimile number (212) [*], with copies to Citicorp North America, Inc., Two Union Square, 601 Union Street, Suite 3710, Seattle, Washington 98101, Attention of [*], Vice President, telephone facsimile number [*], and to Citicorp North America, Inc., Citicorp Center, One Sansome Street, 24th Floor, San Francisco, California 94104, Attention of [*], Vice President Credit Product Management, telephone facsimile number [*]. All such notices and other communications shall be deemed given (a) when receipted for (or upon the date of attempted delivery when delivery is refused) if sent via certified or registered mail, return receipt requested, via personal delivery or via express courier or delivery service, and (b) when received if sent via telephone facsimile (confirmation of such receipt via telephone facsimile being deemed receipt). Notwithstanding the preceding sentence, notices to the Bank pursuant to the provisions of Article II shall in no event be effective until received by the Bank.

        SECTION 8.3 No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.


[*] Confidential treatment requested.

        SECTION 8.4 Costs, Expenses and Taxes.

                (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including, but not limited to, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to the Bank's rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including, but not limited to, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, but not limited to, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.4(a).

                (b) If any payment of principal of any Eurodollar Rate Advance or any Reference Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of any payment pursuant to Section 2.8(b), Section 2.9, Section 2.15 or Section 6.1 or as a result of acceleration of the maturity of the Advances and the Note pursuant to Section 7.1 or for any other reason, the Borrower shall pay to the Bank, upon demand by the Bank, an amount equal to the difference (if a positive number) obtained by subtracting the amount of interest that would have accrued on the amount of principal so paid at the Market Rate during the remaining term of the relevant Interest Period from the amount of interest that would have accrued on such amount of principal at the Eurodollar Rate ([*] percent ([*]%) per annum) or the Reference Rate ([*] percent ([*]%) per annum), as the case may be, that would have been applicable to such amount of principal during the remaining term of the relevant Interest Period. The term "Market Rate" means, for any payment of principal of any Eurodollar Rate Advance or any Reference Rate Advance that is made or is deemed to have been made other than on the last day of the Interest Period for such Advance, a rate of interest per annum equal to the rate of interest per annum at which deposits in United States dollars are offered by the principal office of the Bank in London, England, to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the date of such principal payment in an amount substantially equal to the amount of such principal payment and for a period substantially equal to the remaining term of such Interest Period.

        SECTION 8.5 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, whether or not the Bank shall have made any demand under such Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application.


[*] Confidential treatment requested.

The rights of the Bank under this Section are in addition to other rights and remedies (including, but not limited to, other rights of set-off) which the Bank may have.

        SECTION 8.6 Binding Effect.

                (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, the respective successors and assigns of the Borrower and the Bank, and the heirs, executors, administrators and legal representatives of the Borrower, except that the Borrower shall not have the right to assign the Borrower's rights hereunder or any interest herein without the prior written consent of the Bank, which consent may be withheld for no reason or for any reason.

                (b) The Bank, without any notice to or consent of the Borrower, may merge or consolidate with another entity and may sell participations to one or more Persons in or to all or any portion of the Bank's rights and obligations under this Agreement, the Note and any other Loan Document (including, but not limited to, all or any portion of the Commitment, the Advances and the Note); provided that in the case of sale of participations
(i) the Bank's obligations under this Agreement (including, but not limited to, the Commitment) shall remain unchanged, (ii) the Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the Bank shall remain the holder of the Note for all purposes of this Agreement and
(iv) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement.

                (c) The Bank, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld, may assign, syndicate or otherwise transfer all or any portion of the Bank's rights and obligations under this Agreement, the Note and any other Loan Document (including, but not limited to, all or any portion of the Commitment, the Advances and the Note) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Bank in this Agreement or otherwise.

                (d) Any other provision of this Agreement to the contrary notwithstanding, the Bank may at any time create a security interest in all or any portion of the Bank's rights under this Agreement (including, but not limited to, the Advances owing to the Bank and the Note held by the Bank) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                (e) The Bank will use reasonable good faith efforts to hold in confidence any Confidential Information, except to the extent that any such Confidential Information can be shown to have been (i) previously known on a nonconfidential basis by the Bank, (ii) in the public domain through no fault of the Bank or (iii) later lawfully acquired by the Bank from sources other than the Borrower; provided that the Bank may disclose Confidential Information (A) to the Bank's directors, officers, employees, accountants, attorneys, consultants, advisors, agents and other representatives who are or reasonably are expected to be or become engaged in evaluating, approving, structuring, negotiating, documenting or administering the Loan Documents or the transactions contemplated by the Loan Documents, (B) to the Bank's attorneys and independent auditors, (C) to any actual or prospective participant, assignee or transferee under Section 8.6(b), Section 8.6(c) or Section 8.6(d), so long as such Persons are informed by the Bank of the confidential nature of such Confidential Information and are directed by the Bank to treat such Confidential Information confidentially, (D) to any other Person if such disclosure is reasonably incidental to the administration of the Loan Documents or any of the transactions contemplated by the Loan Documents, so long as such Persons are informed by the Bank of the confidential nature of such Confidential Information and are directed by the Bank to treat such Confidential Information confidentially, (E) upon any order or directive of, or any request by, any court, arbitrator, mediator or governmental department, commission, board, bureau, agency or instrumentality, provided that the Bank provides the Borrower prompt notice thereof to the extent such notice is permitted by law, (F) in connection with any action, suit or proceeding to which the Bank or any affiliate of the Bank is a party, provided that the Bank provides the Borrower prompt notice thereof to the extent such notice is permitted by law, and (G) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or any other Loan Document. Without limiting the preceding sentence, the Bank may disclose to any actual or prospective participant, assignee or transferee under Section 8.6(b), Section 8.6(c) or
Section 8.6(d) any financial statements, documents and other information that the Bank now or in the future has relating to the Advances, the Loan Documents, the Collateral, the Borrower, or the properties, assets or financial condition of the Borrower, so long as such Persons are informed by the Bank of the confidential nature of such Confidential Information and are directed by the Bank to treat such Confidential Information confidentially.

        SECTION 8.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 8.8 Headings. The table of contents to this Agreement and the headings of the Articles, Sections, subsections, paragraphs and other divisions of this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        SECTION 8.9 Governing Law; Consent to Jurisdiction. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any court of the State of New York sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Note, any other Loan Document or any transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which the Borrower may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Notwithstanding the preceding two sentences, the Bank retains the right to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Note, any other Loan Document or any of the transactions contemplated hereby or thereby in any court that has jurisdiction over the parties and subject matter.

        SECTION 8.10 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THIS AGREEMENT, THE NOTE, THE PLEDGE AGREEMENT, ANY OTHER LOAN DOCUMENT, THE ADVANCES OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

        IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement as of the date first above written.

                                        /s/
                                        ----------------------------------------
                                        Paul G. Allen

                                        CITIBANK, N.A.

                                        By /s/
                                           -------------------------------------
                                           Vice President